Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS SECOND QUARTER 2023 RESULTS

Reported $120 million of Net Income and $232 million of Adjusted EBITDA,

the Company's second highest quarterly result of all time, with a 24.6% Adjusted EBITDA margin

Further strengthened the balance sheet by generating $215 million of Free Cash Flow,

paying down $100 million of debt in the quarter, and extending term loan maturity to 2030

Plano, TX, August 4, 2023 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and six months ended June 30, 2023.

“The strength of the second quarter’s film lineup, supplemented with the ongoing benefits we are achieving from our strategic initiatives, translated into exceptional second quarter results across our entire global footprint,” stated Sean Gamble, Cinemark President and CEO. “We believe box office performance witnessed year-to-date, and over the past two years, provides conclusive evidence that consumer enthusiasm to view compelling films in a shared, larger-than-life, cinematic environment is as strong as ever. We remain confident in the long-term fundamentals of theatrical exhibition, and Cinemark is well-positioned to capture an outsized portion of our industry’s ongoing recovery.”

Earnings Highlights

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Entertained more than 64 million moviegoers and delivered box office recovery that once again outpaced industry results.
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Continued to be the only major U.S. exhibitor to have achieved and maintained a meaningful increase in market share since reopening, which remains up more than 100 basis points compared to our pre-pandemic average.
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Reported $120 million in net income.
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Delivered $232 million of Adjusted EBITDA, the second highest quarterly Adjusted EBITDA in Cinemark's history; achieved a 24.6% Adjusted EBITDA margin that was amongst the Company's highest of all time.
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Further strengthened the balance sheet by generating $215 million of Free Cash Flow and increasing cash by $108 million to end the quarter with a $758 million cash balance.
•
Maintained proactive history of managing debt by redeeming $100 million of 8.75% senior secured notes in May 2023 and successfully refinancing credit facility that secured $650 million new term loan maturing in 2030, while upsizing revolver to $125 million maturing in 2028.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended June 30, 2023 increased 26.6% to $942.3 million compared with $744.1 million for the three months ended June 30, 2022. For the three months ended June 30, 2023, admissions revenue increased 25.3% to $478.4 million and concession revenue increased 30.6% to $373.4 million, driven by a 23.8% increase in attendance to 64.4 million patrons. Worldwide average ticket price was $7.43 and concession revenue per patron was $5.80.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2023 was $119.1 million compared with a loss of $(73.4) million for the three months ended June 30, 2022. Diluted earnings per share for the three months ended June 30, 2023 was $0.80 compared with a diluted loss per share of $(0.61) for the three months ended June 30, 2022.

Adjusted EBITDA for the three months ended June 30, 2023 was $231.5 million compared with $138.3 million for the three months ended June 30, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the six months ended June 30, 2023 increased 28.9% to $1,553.0 million compared with $1,204.6 million for the six months ended June 30, 2022. For the six months ended June 30, 2023, admissions revenue increased 27.8% to $789.4 million and concession revenue increased 32.7% to $609.2 million, driven by a 26.1% increase in attendance to 107.3 million patrons. Worldwide average ticket price was $7.36 and concession revenue per patron was $5.68.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2023 was $116.0 million compared with a loss of $(147.4) million for the six months ended June 30, 2022. Diluted earnings per share for the six months ended June 30, 2023 was $0.82 compared with a diluted loss per share of $(1.23) for the six months ended June 30, 2022.

Adjusted EBITDA for the six months ended June 30, 2023 was $317.7 million compared with $163.5 million for the six months ended June 30, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of June 30, 2023, the Company’s aggregate screen count was 5,812, and the Company had commitments to open 5 new theatres and 46 screens over the next two years.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of June 30, 2023 operated 514 theatres with 5,812 screens in 42 states domestically and 14 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenues, expenses and profitability;
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currency exchange rate and inflationary impacts;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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determinations in lawsuits in which we are a party; and
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the impact of the COVID-19 pandemic on us and the motion picture exhibition industry.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 24, 2023. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Statement of income (loss) data:
Revenue
Admissions	$478.4	$381.9	$789.4	$617.7
Concession	373.4	286.0	609.2	459.0
Other	90.5	76.2	154.4	127.9
Total revenue	$942.3	$744.1	$1,553.0	$1,204.6
Cost of operations
Film rentals and advertising	278.0	222.6	444.7	350.2
Concession supplies	67.4	52.5	111.0	82.5
Salaries and wages	112.1	100.2	198.3	180.0
Facility lease expense	87.0	80.3	166.5	154.0
Utilities and other	120.2	106.5	224.0	193.4
General and administrative expenses	50.0	48.2	96.5	88.9
Depreciation and amortization	52.8	61.0	107.7	122.7
Impairment of long-lived and other assets	9.4	92.3	10.1	92.3
Restructuring costs	—	(0.2)	—	(0.2)
Gain on disposal of assets and other	(3.0)	(0.7)	(2.7)	(7.6)
Total cost of operations	773.9	762.7	1,356.1	1,256.2
Operating income (loss)	168.4	(18.6)	196.9	(51.6)
Other income (expense)
Interest expense	(37.1)	(38.1)	(73.9)	(76.2)
Interest income	13.0	3.1	24.9	4.7
Loss on debt extinguishment and refinancing	(10.7)	—	(10.7)	—
Foreign currency and other related gain (loss)	(6.2)	(3.1)	(8.4)	0.1
Interest expense - NCM	(5.7)	(5.9)	(11.4)	(11.7)
Equity in income (loss) of affiliates	1.8	(5.5)	(0.3)	(7.7)
Unrealized gain on investment in NCMI	9.2	—	9.2	—
Income (loss) before income taxes	132.7	(68.1)	126.3	(142.4)
Income tax expense	12.3	4.7	8.4	2.9
Net income (loss)	$120.4	$(72.8)	$117.9	$(145.3)
Less: Net income attributable to noncontrolling interests	1.3	0.6	1.9	2.1
Net income (loss) attributable to Cinemark Holdings, Inc.	$119.1	$(73.4)	$116.0	$(147.4)
Net income (loss) per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$0.98	$(0.61)	$0.96	$(1.23)
Diluted	$0.80	$(0.61)	$0.82	$(1.23)
Weighted average shares outstanding
Basic	119.1	118.2	118.9	118.0
Diluted	151.7	118.2	151.5	118.0

Other Operating Data

(unaudited, in millions)

	As of
	June 30, 2023	December 31, 2022
Balance sheet data:
Cash and cash equivalents	$758.0	$674.5
Theatre properties and equipment, net	$1,187.9	$1,232.1
Total assets	$4,846.8	$4,817.7
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$2,398.4	$2,484.7
Total equity	$254.8	$119.5

	Six Months Ended June 30,
	2023	2022
Cash flows provided by (used for):
Operating activities (1)	$251.1	$46.1
Investing activities	$(54.6)	$(28.8)
Financing activities	$(110.8)	$(19.2)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Six Months Ended June 30,
	2023	2022
Reconciliation of free cash flow:
Cash flows provided by operating activities	$251.1	$46.1
Less: Capital expenditures	54.6	40.6
Free cash flow	$196.5	$5.5

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Revenue and Attendance	2023	2022	2023	2022	Constant Currency (1) 2023	2023	2022
Admissions revenue	$373.4	$309.7	$105.0	$72.2	$126.1	$478.4	$381.9
Concession revenue	296.3	234.6	77.1	51.4	92.8	373.4	286.0
Other revenue	65.2	56.5	25.3	19.7	30.8	90.5	76.2
Total revenue	$734.9	$600.8	$207.4	$143.3	$249.7	$942.3	$744.1
Attendance	38.8	34.0	25.6	18.0		64.4	52.0
Average ticket price	$9.62	$9.11	$4.10	$4.01	$4.93	$7.43	$7.34
Concession revenue per patron	$7.64	$6.90	$3.01	$2.86	$3.63	$5.80	$5.50
Cost of Operations
Film rentals and advertising	$224.0	$185.7	$54.0	$36.9	$65.6	$278.0	$222.6
Concession supplies	$50.4	$41.2	$17.0	$11.3	$20.7	$67.4	$52.5
Salaries and wages	$92.5	$84.4	$19.6	$15.8	$24.5	$112.1	$100.2
Facility lease expense	$61.9	$63.2	$25.1	$17.1	$29.1	$87.0	$80.3
Utilities and other	$90.3	$81.3	$29.9	$25.2	$36.4	$120.2	$106.5

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Revenue and Attendance	2023	2022	2023	2022	Constant Currency (1) 2023	2023	2022
Admissions revenue	$618.1	$501.5	$171.3	$116.2	$204.7	$789.4	$617.7
Concession revenue	483.1	375.7	126.1	83.3	151.5	609.2	459.0
Other revenue	112.8	95.6	41.6	32.3	50.5	154.4	127.9
Total revenue	$1,214.0	$972.8	$339.0	$231.8	$406.7	$1,553.0	$1,204.6
Attendance	64.0	54.7	43.3	30.4		107.3	85.1
Average ticket price	$9.66	$9.17	$3.96	$3.82	$4.73	$7.36	$7.26
Concession revenue per patron	$7.55	$6.87	$2.91	$2.74	$3.50	$5.68	$5.39
Cost of Operations
Film rentals and advertising	$357.5	$291.9	$87.2	$58.3	$105.4	$444.7	$350.2
Concession supplies	$83.3	$64.1	$27.7	$18.4	$33.6	$111.0	$82.5
Salaries and wages	$164.0	$151.5	$34.3	$28.5	$42.1	$198.3	$180.0
Facility lease expense	$123.9	$125.7	$42.6	$28.3	$48.9	$166.5	$154.0
Utilities and other	$170.8	$149.4	$53.2	$44.0	$64.1	$224.0	$193.4
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2022. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Adjusted EBITDA (1)
U.S.	$180.8	$111.1	$244.2	$125.5
International	50.7	27.2	73.5	38.0
Total Adjusted EBITDA (1)	$231.5	$138.3	$317.7	$163.5

Capital expenditures
U.S.	$21.1	$16.5	$43.8	$30.5
International	7.2	5.4	10.8	10.1
Total Capital expenditures	$28.3	$21.9	$54.6	$40.6
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$120.4	$(72.8)	$117.9	$(145.3)
Add (deduct):
Income tax expense	12.3	4.7	8.4	2.9
Interest expense (1)	37.1	38.1	73.9	76.2
Other (income) expense, net (2)	(12.1)	11.4	(14.0)	14.6
Cash distributions from equity investees (3)	1.6	0.9	1.6	1.5
Depreciation and amortization	52.8	61.0	107.7	122.7
Impairment of long-lived and other assets	9.4	92.3	10.1	92.3
Restructuring costs	—	(0.2)	—	(0.2)
Gain on disposal of assets and other	(3.0)	(0.7)	(2.7)	(7.6)
Loss on debt extinguishment and refinancing	10.7	—	10.7	—
Non-cash rent expense	(4.5)	(2.4)	(8.4)	(4.7)
Share-based awards compensation expense (4)	6.8	6.0	12.5	11.1
Adjusted EBITDA	$231.5	$138.3	$317.7	$163.5
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains (losses) for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related (gains) losses, interest expense - NCM, equity in income (loss) of affiliates and unrealized gain on investment in NCMI.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.